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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 6, 1999, relating to the financial statements of National Information Consortium, Inc., Indian@ Interactive, Inc., Kansas Information Consortium, Inc., Nebrask@ Interactive, Inc. and Arkansas Information Consortium, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Kansas City, Missouri

May 6, 1999